NINTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

THIS NINTH AMENDMENT (this “Amendment”) to the ETF Distribution Agreement dated September 30, 2021 (the “Agreement”), between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (together with the Trust, the (“Parties”), a Delaware limited liability company, has an Effective Date of July 13, 2023.

RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF. the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS

By: /s/ Joshua J. Hinderliter	By: /s/ Teresa Cowan
Name: Joshua J. Hinderliter	Name: Teresa Cowan
Title: Secretary	Title: President
Date: July 13, 2023	Date: 7.24.23

EXHIBIT A

Blue Horizon BNE ETF ETFB Green SRI REITs ETF
Aptus Drawdown Managed Equity ETF Aptus Collared Income Opportunity ETF Aptus Defined Risk ETF
Opus Small Cap Value ETF
International Drawdown Managed Equity ETF McElhenny Sheffield Managed Risk ETF The Acquirers Fund
AAM Low Duration Preferred and Income Securities ETF AAM S&P 500 Emerging Markets High Dividend Value ETF AAM S&P 500 High Dividend Value ETF
AAM S&P Developed Markets High Dividend Value ETF AAM Bahl & Gaynor Small/Mid Cap Income Growth ETF AlphaMark Actively Managed Small Cap ETF
US Vegan Climate ETF ClearShares OCIO ETF
ClearShares Piton Intermediate Fixed Income Fund ClearShares Ultra-Short Maturity ETF
Distillate International Fundamental Stability & Value ETF Distillate U.S. Fundamental Stability & Value ETF NETLease Corporate Real Estate ETF
Hoya Capital Housing ETF
Hoya Capital High DividendYield ETF LHA Market State Alpha Seeker ETF LHA Market State Tactical Beta ETF Loncar Cancer Immunotherapy ETF Loncar China BioPharma ETF
Nationwide Nasdaq-100 Risk-Managed Income ETF Roundhill Deep Value ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Jets ETF
iBet Sports Betting & Gaming ETF LHA Market State Tactical Q ETF
Nationwide S&P 500 Risk-Managed Income ETF Nationwide Dow Jones Risk-Managed Income ETF Nationwide Russell 2000 Risk-Managed Income ETF
U.S. Global Sea to Sky Cargo ETF Carbon Strategy ETF
AAM Transformers ETF Aptus Enhanced Yield ETF
Distillate Small/Mid Cash Flow ETF
Cboe Vest 10 Year Interest Rate Hedge ETF BTD Capital Fund
Cboe Vest 2 Year Interest Rate Hedge ETF Aptus Large Cap Enhanced Yield ETF LHA Risk-Managed Income ETF
Bahl & Gaynor Income Growth ETF

Brinsmere Systematic Allocation – Conservative ETF Brinsmere Systematic Allocation – Growth ETF